EXHIBIT 23.01


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report dated August 27, 1999, on the consolidated financial statements of Tejas Transok Holding, L.L.C. for the years ended December 31, 1998 and 1997, included in the OGE Energy Corp. Form 8-K/A into the previously filed
Post-Effective Amendment No. 1-B to Registration Statement No. 33-61699 and Post-Effective amendment No. 2-B to Registration Statement No. 33-61699 and Form S-8 Registration Statement No. 333-71327.


                                             / s / Arthur Andersen LLP
                                                   Arthur Andersen LLP


Oklahoma City, Oklahoma
September 13, 1999


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